Exhibit (3b.)




                        BYLAWS

                        OF

                        NORTHWEST

                        NATURAL

                        GAS

                        COMPANY

                        AS ADOPTED BY THE BOARD OF DIRECTORS
                        JULY 17, 1975
                        AS AMENDED THROUGH DECEMBER 13, 2001

                                                              CONTENTS

                                 ARTICLE I.                                                       ARTICLE VI.
OFFICES:                                                Page     NOTICES:                                                     Page
   Section 1.       Office............................... 1         Section 1.       Form and Manner........................... 5
   Section 2.       Registered Office.................... 1         Section 2.       Waiver.................................... 5

                                 ARTICLE II.                                                      ARTICLE VII.

MEETINGS OF SHAREHOLDERS:                                        OFFICERS:
   Section 1.       Annual Meeting....................... 1         Section 1.       Election.................................. 6
   Section 2.       Special Meetings..................... 1         Section 2.       Compensation.............................. 6
   Section 3.       Notice............................... 1         Section 3.       Term...................................... 6
   Section 4.       Fixing Record Date................... 1         Section 4.       Removal................................... 6
   Section 5.       Record of Shareholders............... 2         Section 5.       President................................. 6
   Section 6.       Quorum............................... 2         Section 6.       Vice Presidents........................... 6
   Section 7.       Voting............................... 2         Section 7.       Secretary ................................ 6
   Section 8.       Conduct of Meetings.................. 2         Section 8.       Treasurer................................. 6

                                 ARTICLE III.                                                     ARTICLE VIII.

BOARD OF DIRECTORS:                                              CONTRACTS, LOANS, CHECKS AND DEPOSITS:
   Section 1.       Directors............................ 2         Section 1.       Contracts................................. 7
   Section 2.       Chairman of the Board................ 2         Section 2.       Loans..................................... 7
   Section 3.       Lead Director........................ 3         Section 3.       Checks and Drafts......................... 7
   Section 4.       Retired Directors.................... 3         Section 4.       Deposits.................................. 7
   Section 5.       Compensation......................... 3
                                                                                                  ARTICLE IX.
                                 ARTICLE IV.
                                                                 CERTIFICATES FOR SHARES AND THEIR TRANSFER:
MEETINGS OF THE BOARD OF DIRECTORS:                                 Section 1.       Certificates for Shares................... 7
   Section 1.       Regular Meetings..................... 3         Section 2.       Transfer.................................. 7
   Section 2.       Special Meetings..................... 3         Section 3.       Owner of Record........................... 7
   Section 3.       Waiver of Notice..................... 3
   Section 4.       Quorum............................... 3                                       ARTICLE X.
   Section 5.       Manner of Acting..................... 3
   Section 6.       Action Without a Meeting............. 4      INDEMNIFICATION AND INSURANCE:
                                                                    Section 1.       Indemnification........................... 7
                                 ARTICLE V.                         Section 2.       Insurance................................. 8

COMMITTEES OF THE BOARD:                                                                          ARTICLE XI.
   Section 1.       Executive Committee.................. 4
   Section 2.       Audit Committee...................... 4      SEAL.......................................................... 8
   Section 3.       Retirement Committee................. 4
   Section 4.       Pension Committee.................... 4                                       ARTICLE XII.
   Section 5.       Organization and Executive
                       Compensation Committee............ 4      AMENDMENTS.................................................... 8
   Section 6.       Environmental Policy
                       Committee......................... 4
   Section 7.       Finance Committee.................... 5
   Section 8.       Other Committees..................... 5
   Section 9.       Changes of Size and Function......... 5
   Section 10.      Conduct of Meetings.................. 5
   Section 11.      Compensation......................... 5



The following Bylaws were adopted by Northwest Natural Gas Company on July 17, 1975 superseding amended Bylaws originally adopted in conformity with an order of the District Court of the United States for the District of Oregon enforcing a plan for rearrangement of the Company's capital structure effective December 31, 1951, and subsequently amended by the stockholders on May 17, 1954, May 20, 1957, May 21, 1973, and May 20, 1974.

                                    BYLAWS
                                     OF
                        NORTHWEST NATURAL GAS COMPANY

                                   ARTICLE I.

                                   OFFICES

                     SECTION 1. OFFICE. The principal office of
                  the company shall be located in the City of Portland, Oregon. The company also may have offices at such other places both within and without the State of Oregon as the board of directors from time to time may determine.

                     SECTION 2. REGISTERED OFFICE. The registered
                  office of the company required by law to be maintained in the state shall be at the same location as the principal office unless otherwise designated by resolution of the board of directors.

                                   ARTICLE II.

                           MEETINGS OF SHAREHOLDERS

                     SECTION 1. ANNUAL MEETING. The annual        Amended 1/1/85
                  meeting of shareholders of the company for the election of directors and for the transaction of other business shall be held at the company's office in the City of Portland, Oregon, or such other place in that City as shall be determined by the board of directors, on the fourth Thursday of May in each year, unless such day shall be a legal holiday, in which event such meeting shall be held on the next business day. If such meeting shall not be held on such day in any year, it shall be held within 60 days thereafter on such day as shall be fixed by the board of directors and be specified in the notice of the meeting. Every such meeting shall be held at the hour of two o'clock p.m., or at such other hour as shall be fixed by the board and specified in such notice.

                     SECTION 2. SPECIAL MEETINGS. Special
                  meetings of the shareholders of the company may be called by the board of directors or the holders of not less than one-tenth of all shares entitled to vote at the meeting. Each special meeting shall be held for such purposes, at such place in the City of Portland, Oregon, and at such time as shall be specified in the notice thereof.

                     SECTION 3. NOTICE. Written or printed notice
                  stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than 10 nor more than 50 days before the date of the meeting, either personally or by mail, by or at the direction of the board of directors or the persons calling the meeting, to each shareholder of record entitled to vote at such meeting.

                     SECTION 4. FIXING RECORD DATE. For the
                  purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than 50 days and, in the case of a meeting of shareholders, not less than 10 days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the board declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.


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                     SECTION 5. RECORD OF SHAREHOLDERS. The
                  officer or agent having charge of the transfer books for shares of the company shall make, at least 10 days before each meeting of shareholders, a complete record of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order with the address of and the number of shares held by each, which record, for a period of 10 days prior to such meeting, shall be kept on file at the registered office of the company and shall be subject to inspection by any shareholder at any time during usual business hours. Such record also shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original transfer books for shares shall be prima facie evidence as to who are the shareholders entitled to examine such record or transfer books or to vote at any meeting of the shareholders.

                     SECTION 6. QUORUM. A majority of the shares
                  of the company entitled to vote, represented in person or by proxy, shall constitute a quorum at all meetings of shareholders. If a quorum is present, in person or by proxy, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater number, or voting by classes, is required by law or the Restated Articles of Incorporation.

                     If a quorum shall not be represented at any
                  meeting of shareholders, the shareholders represented may adjourn the meeting from time to time without further notice. At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The shareholders represented at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

Amended 12/13/01     SECTION 7. VOTING. Each outstanding share,
                  regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except to the extent that the voting rights of the shares of any class or classes are limited or denied by law or the Restated Articles of Incorporation. At each election of directors holders of shares of common stock have the right to cumulative voting as provided for in the Restated Articles of Incorporation. A shareholder may vote either in person or by proxy. A shareholder may authorize a person or persons to act for the shareholder as proxy in any manner permitted by law. An authorization of a proxy is effective when received by the secretary of the company or other officer or agent authorized to tabulate votes.

                     SECTION 8. CONDUCT OF MEETINGS. Every
                  meeting of shareholders shall be presided over by the chairman of the board, in his or her absence by the president, in their absence by a vice president or, if none be present, by a chairman appointed by the shareholders present at the meeting. The minutes of such meeting shall be recorded by the secretary or an assistant secretary but, if neither be present, by a secretary appointed for that purpose by the chairman of the meeting.

                                   ARTICLE III.

                              BOARD OF DIRECTORS

Amended 5/17/84      SECTION 1. DIRECTORS. The business and
                  affairs of the company shall be managed by its board of directors. The number of members of the board, their classification and terms of office, and the manner of their election and removal shall be determined as provided by the Restated Articles of Incorporation. Directors need not be residents of the State of Oregon or shareholders of the company. No person who has reached the age of 72 years shall be eligible to be elected a director, but a director may serve until the next annual meeting of shareholders after reaching that age.

Amended 1/1/85       SECTION 2. CHAIRMAN OF THE BOARD. The board
                  of directors may elect one of its members as chairman of the board. The chairman of the board, if that position be filled, shall preside at all meetings of the shareholders and the board of directors and shall have such other duties and responsibilities as may be prescribed by the board of directors. If there shall be no chairman of the board, or in his or her absence or disability, the president also shall exercise the duties and responsibilities of that position.



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                     SECTION 3. LEAD DIRECTOR. The board of      Amended 2/24/95
                  directors shall elect one of its members as    Amended 2/25/99
                  lead director. The lead director shall, in the absence of the chairman of the board and the president, preside at meetings of the board of directors and shall preside at all meetings of the executive committee. The lead director shall have such other duties and responsibilities as may be prescribed by the board of directors.

                     SECTION 4. RETIRED DIRECTORS. Any person    Amended 5/23/85
                  who, upon retirement as a director after       Amended 3/25/93
                  reaching age 72, shall have served as a
                  director of the company for ten or more years shall be appointed a retired director of the company for life. Any other person who shall have served as a director of the company may be elected by the board as a retired director of the company for one or more terms of one year or less. A retired director may attend meetings of the board but shall not have the right to vote at such meetings.

                     SECTION 5. COMPENSATION. Directors shall   Amended 5/17/84
                  receive such reasonable compensation for their services as may be fixed from time to time by resolution of the board of directors, and shall be reimbursed for their expenses properly incurred in the performance of their duties as directors. No such payment shall preclude any director from serving the company in any other capacity and receiving such reasonable compensation for such services as may be fixed by resolution of the board.

                     Retired directors who retired prior to     Amended 5/23/85
                  January 1, 1998 shall receive such compensa-  Amended 3/25/93
                  tion as from time to time may be fixed by     Amended 12/18/97
                  resolution of the board of directors as the annual retainer for members of the board of directors. Directors who retire subsequent to December 31, 1997 shall not be entitled to receive such compensation.

                                    ARTICLE IV.

                        MEETINGS OF THE BOARD OF DIRECTORS

                     SECTION 1. REGULAR MEETINGS. Regular       Amended 5/26/88
                  meetings of the board of directors shall be   Amended 5/23/91
                  held in the company's offices at two o'clock  Amended 12/16/93
                  p.m., Pacific Time, on the fourth Thursday    Amended 7/25/96
                  of February, April, May, July and September, Amended 5/28/98 and on the third Thursday of December, or on such other date or at such other hour and place as shall be specified in the notice of meeting. The date, time and place for holding regular meetings of the board of directors may be changed upon the giving of notice to all directors by or at the request of the chairman of the board or the president. The board may provide by resolution the time and place either within or without the State of Oregon for holding of meetings or may omit the holding of any meeting without other notice than such resolution.

                     SECTION 2. SPECIAL MEETINGS. Special       Amended 1/1/85
                  meetings of the board of directors may be     Amended 2/24/95
                  called by or at the request of the chairman of the board, the lead director, the president or any two directors. The person or persons authorized to call special meetings of the board may fix any place, either within or without the State of Oregon, as the place for holding any special meeting of the board called by them. Notice of the time and place of special meetings shall be given to each director at least one day in advance by the secretary or other officer performing his or her duties.

                     SECTION 3. WAIVER OF NOTICE. Any director
                  may waive notice of any meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Except as otherwise provided by law or the Restated Articles of Incorporation, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

                     SECTION 4. QUORUM. A majority of the       Amended 5/17/84
                  number of directors at any time fixed by resolution adopted by the affirmative vote of a majority of the entire board of directors shall constitute a quorum for the transaction of business. If a quorum shall not be present at any meeting of directors, the directors present may adjourn the meeting from time to time without further notice until a quorum shall be present.

                     SECTION 5. MANNER OF ACTING. Except as
                  otherwise provided by law or the Restated
                  Articles of Incorporation, the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors.


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                     SECTION 6. ACTION WITHOUT A MEETING. Any
                  action required or permitted to be taken at a meeting of the board of directors may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors entitled to vote with respect to the subject matter thereof.

                                     ARTICLE V.

                              COMMITTEES OF THE BOARD

Amended 5/17/84         SECTION 1. EXECUTIVE COMMITTEE. The board
Amended 1/1/85    of directors at any time, by resolution adopted
Amended 11/21/91  by a majority of the board of directors, may
Amended 2/24/95   appoint an executive committee composed of the
Amended 5/23/96   chairman of the board, the lead director, and
                  such other number of directors as the board may from time to time determine. The lead director, or in his or her absence, the chairman of the board, shall act as chairman.
                  The committee shall have and may exercise all of the authority of the board of directors in the management of the company, except with respect to matters upon which by law only the board of directors may act. The duties of the committee shall include recommending to the board nominees for election as directors, the conduct of periodic reviews of board effectiveness and the performance of such other functions as the board by resolution from time to time may direct.

Amended 2/24/95      SECTION 2. AUDIT COMMITTEE. The board of
                  directors at any time, by resolution adopted by a majority of the board of directors, may appoint an audit committee composed of three or more directors, none of whom shall be an officer of the company. The board shall designate one member of the committee as chairman. The duties of the committee shall be to discuss and review with the company's independent auditors the annual audit of the company, including the scope of the audit, and report the results of this review to the board; to meet with the independent auditors at such other times as the committee shall deem to be advisable; and to perform such other functions as the board by resolution from time to time may direct.

Amended 5/17/84      SECTION 3. RETIREMENT COMMITTEE. The board
Amended 2/24/95   of directors at any time, by resolution adopted
Amended 2/25/99   by a majority of the board of directors, shall
                  appoint a retirement committee composed of three or more directors, a majority of whom shall not be members under the company's
                  Non-Bargaining Unit Employees Retirement Plan established by the board. Any action required or permitted to be taken by the committee must be approved by both (a) a majority of the committee members present at a meeting at which a quorum is present, and
                  (b) a majority of the total number of
                  committee members who are not members under said Plan. The chairman of the committee shall not be a member under said Plan. The duties of the committee shall be to monitor the general administration of the company's
                  Non-Bargaining Unit Employees Retirement Plan and the committee shall be responsible for monitoring the carrying out of its provisions as more fully set forth under the terms of the Plan.

Amended 5/26/88      SECTION 4. PENSION  COMMITTEE.  The board of
Amended 2/24/95   directors at any time, by  resolution  adopted
                  by a majority of the board of directors, shall appoint three or more directors to serve on the pension committee provided for in the company's Bargaining Unit Employees
                  Retirement Plan established by the board. The duties of the committee shall be to monitor the general administration of the Bargaining
                  Unit Employees Retirement Plan and the
                  committee shall be responsible for monitoring the carrying out of its provisions as more fully set forth under the terms of the Plan.

Amended 2/22/90      SECTION 5.  ORGANIZATION AND EXECUTIVE
Amended 2/24/95   COMPENSATION COMMITTEE.  The board of directors
                  at any time, by resolution adopted by a
                  majority of the board of directors, may
                  appoint an organization and executive
                  compensation committee composed of three or more directors, none of whom shall be an officer of the company. The board shall designate one member of the committee as chairman. The duties of the committee shall be to discuss and review the management of the affairs of the company relating to its organization and to executive personnel and their compensation, and to perform such other functions as the board by resolution from time to time may direct.

Amended 2/25/93      SECTION 6. ENVIRONMENTAL POLICY COMMITTEE.
Amended 2/24/95   The board of directors at any time, by resolu-
Amended 2/25/99   tion adopted by a majority of the board of
                  directors, may appoint an environmental
                  policy committee composed of three or more directors, a majority of whom shall not be officers or retired officers of the company.
                  Any action required or permitted to be taken by the committee must be approved by both (a) a majority of the committee members present at a meeting at which a quorum is present, and (b) a majority of the total number of committee members who are not officers or retired officers of the company. The board


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

                  shall designate one member of the committee who is not an officer or retired officer of the company as chairman. The duties of the committee shall be to develop and recommend to the board appropriate environmental policies and to perform such other functions as the board by resolution from time to time may direct.

                     SECTION 7. FINANCE COMMITTEE. The board    Amended 2/24/95
                  of directors at any time, by resolution       Amended 2/25/99
                  adopted by a majority of the board of
                  directors, may appoint a finance committee composed of three or more directors, a majority of whom shall not be officers or retired officers of the company. Any action required or permitted to be taken by the committee must be approved by both (a) a majority of the committee members present at a meeting at which a quorum is present, and
                  (b) a majority of the total number of
                  committee members who are not officers or retired officers of the company. The board shall designate one member of the committee who is not an officer or retired officer of the company as chairman. The duties of the committee shall be to discuss and review the management of the affairs of the company relating to financing, including the development of long-range financial planning goals and financial policy, and to perform such other functions as the board by resolution from time to time may direct.

                     SECTION 8. OTHER COMMITTEES. The board of  Amended 2/24/95 directors at any time, by resolution adopted by a majority of the board of directors, may appoint from among its members such other committees and the chairmen thereof as it may deem to be advisable. Each such committee shall have such powers and authority as are set forth in the resolutions pertaining thereto from time to time adopted by the board.

                     SECTION 9. CHANGES OF SIZE AND FUNCTION.
                  Subject to the provisions of law, the board of directors shall have the power at any time to increase or decrease the number of members of any committee, to fill vacancies thereon, to change any members thereof and to change the functions and terminate the existence thereof.

                     SECTION 10. CONDUCT OF MEETINGS. Each
                  committee shall conduct its meetings in
                  accordance with the applicable provisions of these bylaws relating to the conduct of meetings of the board of directors. Each committee shall adopt such further rules and regulations regarding its conduct, keep such minutes and other records and appoint such subcommittees and assistants as it shall deem to be appropriate.

                     SECTION 11. COMPENSATION. Persons serving on
                  any committee shall receive such reasonable compensation for their services on such committee as may be fixed by resolution of the board of directors, provided that no person shall receive compensation for his or her services on any committee while serving as an officer of the company.

                                  ARTICLE VI.

                                   NOTICES

                     SECTION 1. FORM AND MANNER. Whenever, under
                  the provisions of law or the Restated Articles of Incorporation, notice is required to be given to any director or shareholder, unless otherwise specified, it shall be given in writing by mail addressed to such director or shareholder at his or her address as it appears on the stock transfer books or other records of the company, with postage thereon prepaid, and such notice shall be deemed to be delivered when deposited in the United States Mail. Notice to directors also may be given by telephone or in any other manner which is reasonably calculated to give adequate notice.

                     SECTION 2. WAIVER. Whenever any notice
                  whatever is required to be given under the provisions of law, the Restated Articles of Incorporation or these bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.


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

                                ARTICLE VII.

                                 OFFICERS

Amended 1/1/85       SECTION 1. ELECTION. The board of directors,
                  at its first meeting following the annual meeting of shareholders each year, shall elect one of its members as president and shall elect a secretary. At such meeting, or at any other time it shall deem appropriate, the board may elect one or more vice presidents and a treasurer. The board also may elect or appoint such other officers and agents as it may deem necessary. Any two or more offices may be held by the same person, except the offices of president and secretary.

                     SECTION 2. COMPENSATION. The officers of the
                  company shall receive such reasonable
                  compensation for their services as from time to time may be fixed by resolution of the board of directors.

Amended 5/17/84      SECTION 3. TERM. The term of office of all
                  officers shall commence upon their election or appointment and shall continue until the first meeting of the board of directors following the annual meeting of shareholders and thereafter until their successors shall be elected or until their resignation or removal. A vacancy occurring in any office of the company for whatever reason may be filled by the board.

                     SECTION 4. REMOVAL. Any officer or agent
                  elected or appointed by the board of directors may be removed by the board whenever in its judgment the best interests of the company will be served thereby but such removal shall be without prejudice to the contract rights, if any, of the officer or agent so removed.

Amended 10/18/84     SECTION 5. PRESIDENT.  Unless otherwise
Amended 3/1/96    determined by the board of directors,  the
                  president shall be the chief executive
                  officer of the company and, subject to the control of the board of directors, shall be responsible for the general administration and operation of the company. He shall have such other duties and responsibilities as may pertain to such office or be prescribed by the board of directors. In the absence or disability of the president, an officer designated by the board shall exercise the duties and responsibilities of the president.

                     SECTION 6. VICE PRESIDENTS. Each vice
                  president shall have such duties and
                  responsibilities as may be prescribed by the board of directors and the president. The board or the president may confer a special title upon a vice president.

                     SECTION 7. SECRETARY. The secretary shall
                  record and keep the minutes of the shareholders in one or more books provided for that purpose; see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; and perform such other duties as may be prescribed by the board or the president. The secretary shall have custody of the corporate seal of the company and shall affix the seal to any instrument requiring it and attest the same by his or her signature.

                     The assistant secretaries shall have such
                  duties as may be prescribed from time to time by the board, the president or the secretary. In the absence or disability of the secretary, his or her duties shall be performed by an assistant secretary.

Amended 1/1/85       SECTION 8. TREASURER. The treasurer shall
                  have charge and custody and be responsible for all funds and securities of the company; deposit all moneys and other valuable effects in the name and to the credit of the company in such depositories as may be designated by the board of directors; and disburse the funds of the company as may be authorized by the board and take proper vouchers for such disbursements. The treasurer shall have such other duties as may be prescribed from time to time by the board or the president. In the absence or disability of the treasurer, his or her duties shall be performed by an assistant treasurer.


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                                ARTICLE VIII.

                      CONTRACTS, LOANS, CHECKS AND DEPOSITS

                     SECTION 1. CONTRACTS. The board of directors
                  by resolution may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the company, and such authority may be general or confined to specific instances.

                     SECTION 2. LOANS. No loans shall be
                  contracted on behalf of the company and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the board of directors. Such authority may be general or confined to specific instances.

                     SECTION 3. CHECKS AND DRAFTS. All checks,
                  drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the company shall be signed by such officer or officers, agent or agents of the company and in such manner as shall from time to time be determined by resolution of the board of directors.

                     SECTION 4. DEPOSITS. All funds of the
                  company not otherwise employed shall be
                  deposited from time to time to the credit of the company in such banks, trust companies or other depositories as the board of directors or officers of the company designated by the board may select, or be invested as authorized by the board.

                                  ARTICLE IX.

                    CERTIFICATES FOR SHARES AND THEIR TRANSFER

                     SECTION 1. CERTIFICATES FOR SHARES.         Amended 1/1/93
                  Certificates representing shares of the company shall be issued only for whole numbers of shares and shall be in such form as the board of directors may, from time to time, prescribe in accordance with the laws of the State of Oregon. Such certificates shall be signed by the president or a vice president and by the secretary or an assistant secretary and sealed with the corporate seal or a facsimile thereof. The signatures of such officers upon a certificate may be facsimiles thereof. In case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the company as the board may authorize.

                     SECTION 2. TRANSFER. Shares of stock of the
                  company shall be transferable on the books of the company by the holder of record thereof, or by his or her legal representative who shall furnish proper evidence of authority to transfer, or by his or her attorney thereunto authorized by duly executed power of attorney, and on surrender for cancellation of the certificates for such shares. The board of directors may appoint one or more transfer agents and registrars of stock of the company.

                     SECTION 3. OWNER OF RECORD. The company
                  shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

                                 ARTICLE X.

                        INDEMNIFICATION AND INSURANCE

                     SECTION 1. INDEMNIFICATION. The company
                  shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was director, officer, employee or agent of the company, or is or was serving at the request of the company as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise or any employee benefit plan, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the defense or settlement of such action, suit or proceeding to the fullest extent permissible under the Oregon Business Corporation Act or the indemnification provisions of any successor Act. The foregoing rights of indemnification shall not be exclusive of any other rights to which any such person so


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                  indemnified may be entitled, under any
                  agreement, vote of shareholders or
                  disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office; shall continue as to a person who has ceased to be a director, officer, employee or agent; and shall inure to the benefit of the heirs, executors and administrators of such a person.

                     SECTION 2. INSURANCE. The company may
                  purchase and maintain insurance (and pay the entire premium therefor) on behalf of any person who is or was a director, officer, employee or agent of the company, or is or was serving at the request of the company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the company would have the power to indemnify him or her against such liability under the provisions of the Oregon Business Corporation Act or any successor Act; and on behalf of any person who is or was a fiduciary under the Employee Retirement Income Security Act of 1974 with regard to an employee benefit plan of the company against any liability asserted against him or her and incurred by him or her in his or her fiduciary capacity.

                                  ARTICLE XI.

                                    SEAL

                     The corporate seal of the company shall be
                  circular in form and shall bear an inscription containing the name of the company, the year of its organization, the state of its incorporation and the words "Corporate Seal."

                                  ARTICLE XII.

                                   AMENDMENTS

                     These bylaws, or any of them, may be
                  altered, amended or repealed, or new bylaws adopted, by resolution of a majority of the board of directors, subject to repeal or change by action of the shareholders.